UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2026
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if that registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Purchase Agreement
On July 30, 2026, Group 1 Automotive, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Hennessy Automobile Companies, Inc., a Georgia corporation, Telalee Partners, Inc., a Georgia corporation, Woodhaven Partners, LLC, a Georgia limited liability company, Woodhaven Partners II, Inc., a Georgia corporation, Hennessy Cadillac, Inc., a Georgia corporation, Tuxedo Partners, Inc., a Georgia corporation, Valley Partners, Inc., a Georgia corporation, and Berwyn Partners, Inc., a Georgia corporation (each, a “Seller” and collectively, the “Sellers”), and the affiliated real estate holding entities identified therein (collectively with the Sellers, the “Seller Parties” and, together with their respective subsidiaries, the “Selling Entities”), and, solely for certain limited purposes, Peter R. Hennessy, Mark W. Hennessy and Stephen R. Hennessy (collectively, the “Principals”). The Selling Entities, collectively, are engaged in (i) the operation of ten automobile dealerships and one collision center located in the greater Atlanta, Georgia market, (ii) owning and leasing real estate to related to automobile dealerships and (iii) selling and providing products and services related to the operation of automobile dealerships and a collision center (collectively, the “Business”).
Pursuant to the Purchase Agreement, the Company will acquire substantially all of the assets of the Selling Entities that relate to the Business (collectively, the “Transaction”). The Company expects to pay an aggregate purchase price of approximately $1.3 billion, plus an additional amount for the remaining inventory assets, to be determined based on a physical inventory conducted at or near closing, in each case subject to customary adjustments described in the Purchase Agreement (the “Purchase Price”). The Company is required to deposit $10.0 million into escrow within five business days of entering into the Purchase Agreement, subject to extension under certain circumstances, which will be credited toward the Purchase Price payable at the closing of the Transaction. At the closing of the Transaction, $80.0 million of the Purchase Price will be deposited into escrow as a contingent reserve to be used, if necessary, to compensate the Company for any post-closing indemnifiable losses pursuant to the terms of the Purchase Agreement, with 25% to be released to the Sellers three months after the closing of the Transaction, an additional 25% to be released nine months after the closing of the Transaction, and the remainder to be released 18 months after the closing of the Transaction, in each case subject to pending claims, if any.
The Purchase Agreement contains customary representations and warranties made by each of the parties, and the Company and the Seller Parties have agreed to indemnify one another against certain damages, subject to certain exceptions and limitations. The closing of the Transaction is subject to various closing conditions, including the receipt of required consents from the applicable vehicle manufacturers and receipt of approval or expiration of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement also contains certain termination rights of the Company and the Sellers.
The Transaction is expected to close no later than the 160th day after the date of the Purchase Agreement (subject to extension to the 190th day after the date of the Purchase Agreement under certain circumstances relating to manufacturer consents), provided that the closing conditions are satisfied or waived. In connection with the Transaction, the Sellers and the Principals have agreed to customary non-competition and non-solicitation covenants for a period of three years following the closing of the Transaction, and the parties will enter into a trademark license agreement granting the Company a royalty-free license to use certain “Hennessy” trademarks and related intellectual property in connection with the Dealerships for a limited transition period.
In connection with, and concurrently with its entry into, the Purchase Agreement, the Company entered into a commitment letter, dated July 30, 2026 (the “Commitment Letter”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan has committed, subject to the satisfaction of the conditions set forth therein, to provide the Company with a 364-day senior unsecured bridge facility (the “Bridge Facility”) in an aggregate principal amount of $1.25 billion. The Company expects to fund the Purchase Price through $1.25 billion of new debt, backstopped by a bridge commitment.
Item 2.02     Results of Operations and Financial Condition.
On July 30, 2026, the Company issued a press release announcing its financial results for the three months ended June 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
As provided in General Instruction B.2. of Form 8-K, the information in this Item 2.02 (including the press release attached as Exhibit 99.1 and incorporated by reference in this Item 2.02) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01     Regulation FD Disclosure.
On July 30, 2026, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the financial and other benefits of anticipated or recently completed acquisitions or dispositions, including the Transaction, the timing and financing thereof and our ability to achieve the intended operational, financial and strategic benefits therefrom. These forward-looking statements often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, including reduced affordability of automobiles for consumers, (c) developments in U.S. and global trade policy, including the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions, vehicle and part cost increases and demand decreases, and potential recessions in the U.S. and U.K.), and the passage of the “One Big Beautiful Bill,” including the associated impact on tax deductions in the domestic car industry and the elimination of certain clean energy tax credits, which could impact incentives for electric vehicle production and sales, (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations, including BEV mandates in the U.K., and their impact on new vehicle demand, (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, including the Transaction, on a timely basis, if at all, and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions, including the Transaction, and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. Additional information concerning these and other factors that could cause our actual results to differ from our expectations can be found in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Group 1 Automotive, Inc., dated as of July 30, 2026.
99.2	Press release of Group 1 Automotive, Inc., dated as of July 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	July 30, 2026	By:	/s/ Daniel J. McHenry
Daniel J. McHenry
Senior Vice President and Chief Financial Officer